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                                                                     Exhibit 3.2

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               PAC PRODUCTS, INC.

     Pursuant to the provisions of Section 607.1006 of the Florida Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     1. The name of the corporation is PAC Products, Inc.
        Document No. P03000004550

     2. The following amendment of the Articles of Incorporation was duly adopted by all of the stockholders and the Board of Directors of the corporation in the manner prescribed by the Florida Business Corporation Act:

        Article 1 is amended by deletion of the entire text thereof, and by substitution of the following Article 1:

                                   Article 1.
                                      Name

              The name of this corporation is Custom Carbon Solutions, Inc.

     3. The date of adoption of the amendment is March 26, 2003.

     4. The designation of each voting group entitled to vote separately on the amendment is as follows: common stockholders

     5. The number of votes cast by the voting group entitled to vote on the amendment was sufficient for approval by that group.

     Dated: April 2, 2003.

                          PAC Products, Inc. n/k/a Custom Carbon Solutions, Inc.

                                 By: /s/ John Stanton
                                     -------------------------------------------
                                    John Stanton, President

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 2nd day of April, 2003 by John Stanton as President of PAC Products, Inc., on behalf of the corporation.

     SEAL                     /s/  Michael R. Carey
                              --------------------------------------------------
                                  Name of Notary:   Michael R. Carey
                                                            Personally Known  X
                                                                             ---
                                                    Produced Identification ____
                              Type of Identification Produced___________________